UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2021

FORTERRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37921	37-1830464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor

Irving, TX 75062

(Address of principal executive offices, including ZIP code)

(469) 458-7973

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	FRTA	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 11, 2021, Forterra, Inc., a Delaware corporation (the “Company”), filed a preliminary information statement on Schedule 14C (the “Preliminary Information Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger (the “Merger”) pursuant to the previously disclosed Agreement and Plan of Merger, dated as of February 19, 2021 (the “Merger Agreement”), by and among the Company, Quikrete Holdings, Inc., a Delaware corporation (“Parent”), and Jordan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent. On March 24, the Company filed a definitive information statement on Schedule 14C (the “Definitive Information Statement”) with the SEC in connection with the Merger.

With this filing, the Company is hereby supplementing its disclosure in the Definitive Information Statement in connection with litigation brought by a purported stockholder of the Company, which is described below.

Stockholder Litigation

On March 24, 2021, a lawsuit entitled Anand Choudhuri v. Forterra, Inc., et al., Case No. 1:21-cv-02522 (the “Choudhuri Complaint”), was filed in the United States District Court for the Southern District of New York against the Company and the members of the board of directors of the Company. The Choudhuri Complaint alleges that the Preliminary Information Statement omitted material information with respect to the transactions contemplated by the Merger Agreement, rendering it false and misleading in violation of Sections 14(a) (and Rule 14a-9 promulgated thereunder) and 20(a) of the Securities Exchange Act of 1934. Additionally, on March 31, 2021, a lawsuit entitled Christopher Jones v. Forterra, Inc., et al., Case No. 1:21-cv-927 (the “Jones Complaint”), was filed in the United States District Court for the District of Colorado against the Company and the members of the board of directors of the Company. Additionally, on April 1, 2021, a lawsuit entitled Adam Franchi v. Forterra, Inc., et al. (the “Franchi Complaint,” and together with the Choudhuri and Jones Complaints, the “Complaints”), was filed in the United States District Court for the District of Delaware. The Jones and Franchi Complaints allege that the Definitive Information Statement omits material information with respect to the transactions contemplated by the Merger Agreement, rendering it false and misleading in violation of Sections 14(a) (and Rule 14a-9 promulgated thereunder) and 20(a) of the Securities Exchange Act of 1934. The Choudhuri Jones and Franchi plaintiffs seek, among other things, injunctive relief, rescission, declaratory relief and the costs of the actions, including reasonable attorneys’ and experts’ fees.

While the Company believes that the disclosures set forth in the Preliminary Information Statement and Definitive Information Statement comply fully with all applicable law and denies the allegations in the pending action described above, in order to moot the plaintiffs’ disclosure claims, avoid nuisance and possible expense, and provide additional information to stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Information Statement related to the plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). These Supplemental Disclosures should be read in conjunction with the rest of the Definitive Information Statement, which is available at the SEC’s website, www.sec.gov, or from the Company’s website at https://investors.forterrabp.com/, and which we urge you to read in its entirety. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit of the claims in the Complaints, nor of the necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and the other named defendants specifically deny all allegations in the Complaints that any additional disclosure was or is required or material.

To the extent that the information set forth herein differs from or updates information contained in the Definitive Information Statement, the information set forth herein shall supersede or supplement the information in the Definitive Information Statement. All references to sections and subsections herein are references to the corresponding sections or subsections in the Definitive Information Statement, all page references are to pages in the Definitive Information Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Information Statement. Unless stated otherwise, the new text in the Supplemental Disclosures is in boldface and underlined and any deleted text is denoted with a strikethrough to highlight the supplemental information being disclosed.

Supplemental Disclosures to Definitive Information Statement

1.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the third paragraph on page 19 of the Definitive Information Statement in its entirety with the following:

On December 10, 2020, the Company and Parent entered into a mutual confidentiality agreement to facilitate the exchange of confidential information. The confidentiality agreement contained customary standstill restrictions with an exception allowing Parent to make private proposals to the Company regarding potential transactions covered by the standstill restrictions. The confidentiality agreement also included a “fall-away” providing for the termination of the standstill restrictions upon an acquisition by a third party of more than 50% of the equity securities of the Company or assets representing more than 25% of the consolidated earning power of the Company and its subsidiaries, or the approval of or entry into a definitive agreement with respect to such acquisition. On December 10, 2020, the Company and Parent also entered into a clean team confidentiality agreement to facilitate the exchange of certain highly confidential information.

2.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the last paragraph on page 20 of the Definitive Information Statement in its entirety with the following:

On January 5, 2021, the Board held a meeting via teleconference, attended by members of Company management and representatives of Gibson Dunn and representatives of Citi, to, among other things, discuss management’s updated five-year projections for the Company’s forecasted performance, and to receive a process update regarding the interest by third parties to acquire the Company and the indications of interest recently submitted by Party A and Party B and the Parent proposal. The Board reviewed management’s updated five-year projections for the Company’s forecasted performance, which reflected the feedback previously provided by the Board. Company management reviewed with the Board the key changes to the assumptions used in the projections as compared to the Initial Projections, including with respect to appropriate margins and sales volumes. The Board, along with management and the Company’s advisors, discussed and considered pricing, volume and other sensitivities, including the impact of potential macroeconomic trends, that could impact the assumptions used in the projections and overall fair value of the Company. Representatives of Citi then provided an update regarding the status of discussions with the various parties that had expressed interest in acquiring the Company, and the Board and its advisors discussed the indications of interest recently submitted by Party A and Party B. Representatives of Citi also provided an update regarding the status of Parent’s due diligence process.

3.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the last paragraph on page 21 of the Definitive Information Statement in its entirety with the following:

On January 18, 2021, the Board held a meeting via teleconference, attended by members of Company management and representatives of Gibson Dunn and representatives of Citi. Upon the Board’s request, representatives of Citi provided an update regarding the status of discussions with the various parties that had expressed interest in acquiring the Company and reminded the Board of the terms of the indications of interest that had been previously provided by each of Parent, Party A and Party B. Gibson Dunn summarized the typical transaction structures for the acquisition of a public company and discussed the necessary steps of each. Gibson Dunn also discussed the Board’s fiduciary duties in connection with certain potential transaction structures that were possible given the Principal Stockholder’s majority ownership of the Company. Representatives of Gibson Dunn also discussed with the Board its fiduciary duties in connection with potential conflicts of interest arising in connection with a transaction, including any potential conflicts resulting from past employment relationships between any of the bidders and any members of the Board or Company management, any current or former engagements of the Company’s advisors, including Gibson Dunn and Citi, by any of the bidders or the Principal Stockholder and, with respect to the Principal Stockholder, the tax receivable agreement (the “Tax Receivable Agreement”) between the Company and LSF9 Stardust Holdings, L.P., which is an affiliate of the Principal Stockholder. After further discussion with representatives of Gibson Dunn, the Board concluded that none of these issues gave rise to a material conflict of interest with respect to any director, advisor, or stockholder. The Board further determined that the Tax Receivable Agreement did not give rise to a material conflict of interest because, among other reasons, the amounts payable under the Tax Receivable Agreement were immaterial relative to the context of a sale of the Company and such payments, per the terms of the Tax Receivable Agreement, would not accelerate in connection with a sale of the Company and therefore would be immaterial to the Principal Stockholder’s consideration of the timing or execution of a potential sale of the Company. After further discussion of the Board’s fiduciary duties, the Board determined that, due to the absence of any such conflicts of interest and the other circumstances known to the Board, the establishment of a special committee of the Board for the purpose of evaluating, negotiating or recommending a potential acquisition of the Company by the parties that had expressed interest in acquiring the Company was unnecessary and would not be beneficial to the Company and its stockholders.

4.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the following sentence to the end of the fourth paragraph on page 22 of the Definitive Information Statement:

Parent’s revised indication of interest did not state that Parent would offer the Company’s senior management the ability purchase or participate in the equity of Parent or its affiliates or any other terms of employment in connection with the transaction.

5.    The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Company—Comparable Companies Analysis” is hereby amended and supplemented by replacing the last sentence of the last paragraph on page 33 of the Definitive Information Statement in its entirety with the following:

The calendar year 2021 estimated adjusted EBITDA of the Company of $306 million (after subtracting the Company’s stock based compensation of $9.0 million (“SBC”), as provided by management of the Company), and other business and financial information of the Company as well as certain financial forecasts and other information and data relating to the Company were provided to or discussed with Citi by the management of the Company.

6.    The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Company—Comparable Companies Analysis” is hereby amended and supplemented by replacing the first paragraph on page 34 of the Definitive Information Statement in its entirety with the following:

The analysis indicated an implied firm value reference range for the Company of approximately $2,564 million to $2,870 million, from which, after taking into account the Company’s fully diluted share count comprised of 66.3 million shares of common stock outstanding plus the shares underlying 0.5 million performance-based restricted stock units, 1.0 million time-based restricted stock units and 3.0 million options as provided by the management of the Company and~~,~~ an assumed net debt and financial leases position of approximately $1,048 million and based on the Company’s December 31, 2020 balance sheet as provided by management of the Company, the following approximate equity value per share of the Company Common Stock reference range was derived, as compared to the Merger Consideration to be received in the Merger.

7.    The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Company—Precedent Transactions Analysis” is hereby amended and supplemented by replacing the second paragraph on page 34 of the Definitive Information Statement in its entirety with the following:

Citi performed a precedent transactions analysis, which is an analysis designed to estimate an implied value of a company through an analysis of the EBITDA multiples paid in acquisitions of similar companies and businesses. Citi reviewed, to the extent publicly available, financial information for selected precedent transactions in the building products industry ranging from $315 million to $1,910 million and announced between June 2005 and August 2019, which are collectively referred to as the precedent transactions.

8.    The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Company—Precedent Transactions Analysis” is hereby amended and supplemented by replacing the last paragraph on page 34 and the first paragraph of page 35 of the Definitive Information Statement in their entirety with the following:

Citi applied the 8.7x to 9.6x range of firm value / LTM adjusted EBITDA multiples to the Company’s LTM adjusted EBITDA for the calendar year 2020 of $270 million (after subtracting the SBC of $9.5 million, as provided by management of the Company), which was provided to or discussed with Citi by the management of the Company, which indicated an implied firm value reference range for the Company of approximately $2,339 million to $2,595 million, from which, after taking into account the Company’s fully diluted share count comprised of 66.3 million shares of common stock outstanding plus the shares underlying 0.5 million performance-based restricted stock units, 1.0 million time-based restricted stock units and 3.0 million options as provided by the management of the Company and~~,~~ an assumed net debt and financial leases position of approximately $1,048 million based on the Company’s December 31, 2020 balance sheet as provided by management of the Company, the following approximate implied equity value per share reference range for the Company was derived, as compared to the Merger Consideration to be received in the Merger:

Equity Value Per Share of Company Common Stock Reference Range	Merger Consideration
$18.70 - $22.30	$24.00

9.    The disclosure under the heading “The Merger—Opinion of Financial Advisor to the Company—Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the last sentence of the third paragraph on page 35 of the Definitive Information Statement in its entirety with the following:

This analysis indicated an implied firm value reference range for the Company of approximately $2,373 million to $2,975 million, from which, after taking into account the Company’s fully diluted share count comprised of 66.3 million shares of common stock outstanding plus the shares underlying 0.5 million performance-based restricted stock units, 1.0 million time-based restricted stock units and 3.0 million options as provided by the management of the Company and~~,~~ an assumed net debt and financial leases position of approximately $1,048 million based on the Company’s December 31, 2020 balance sheet as provided by management of the Company, the following approximate implied equity value per share of the Company Common Stock reference range for the Company was derived, as compared to the Merger Consideration to be received in the Merger:

Equity Value Per Share of Company Common Stock Reference Range	Merger Consideration
$19.15 - $27.60	$24.00

10.    The disclosure under the heading “The Merger—Unaudited Projected Financial Information of the Company” is hereby amended and supplemented by replacing the footnotes in the first paragraph on page 39 of the Definitive Information Statement in their entirety with the following:

2    Adjusted EBITDA (ex. SBC) is calculated as Adjusted EBITDA minus non-cash compensation expense burdened by estimated SBC expense of $9.0 million for each fiscal year during the period from end of year 2021 to end of year 2025.

3    “Unlevered Free Cash Flow” for each fiscal year during the period from end of year 2021 to end of year 2025 was calculated by Citi ~~is calculated~~ as Adjusted EBITDA less tax expenses, adjusted for capital expenditures, less change in working capital, and which calculation was approved by senior management of the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents referred to herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•

risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals;

•	the failure to consummate or delay in consummating the Merger for other reasons;

•	the risk that a condition to closing of the Merger may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted following announcement of the Merger;

•	failure of Parent to obtain the financing required to consummate the Merger;

•	failure to retain key management and employees of the Company;

•	issues or delays in the successful integration of the Company’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;

•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees; and

•	additional factors discussed in our filings with the SEC.

The forward-looking statements contained in this Current Report on Form 8-K are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2020 10-K filed with the SEC on February 25, 2021. The COVID-19 pandemic may also precipitate or exacerbate these and other unknown risks and uncertainties. Additional factors or events that could cause our actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed certain materials with the SEC, including the Definitive Information Statement, which was first mailed to stockholders of the Company on or about March 24, 2021. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED MERGER. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov, or from the Company’s website at https://investors.forterrabp.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

Date: April 1, 2021	By:	/s/ Lori M. Browne
	Name:	Lori M. Browne
	Title:	Executive Vice President, General Counsel and Secretary